Exhibit 13(d)

EXHIBIT A

INVESTOR C SHARES

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
BlackRock Advantage Global Fund, Inc.	0.25%	0.75%
BlackRock Advantage U.S. Total Market Fund, Inc.	0.25%	0.75%
BlackRock Asian Dragon Fund, Inc.	0.25%	0.75%
BlackRock Balanced Capital Fund, Inc.	0.25%	0.75%
BlackRock Basic Value Fund, Inc.	0.25%	0.75%
BlackRock Bond Fund, Inc.
BlackRock Total Return Fund	0.25%	0.75%
BlackRock California Municipal Series Trust
BlackRock California Municipal Opportunities Fund	0.25%	0.75%
BlackRock Capital Appreciation Fund, Inc.	0.25%	0.75%
BlackRock Emerging Markets Fund, Inc.	0.25%	0.75%
BlackRock Equity Dividend Fund	0.25%	0.75%
BlackRock EuroFund	0.25%	0.75%
BlackRock Focus Growth Fund, Inc.	0.25%	0.75%
BlackRock Global Allocation Fund, Inc.	0.25%	0.75%
BlackRock Large Cap Series Funds, Inc.
BlackRock Advantage Large Cap Core Fund	0.25%	0.75%
BlackRock Advantage Large Cap Value Fund	0.25%	0.75%
BlackRock Event Driven Equity Fund	0.25%	0.75%
BlackRock Large Cap Focus Growth Fund	0.25%	0.75%
BlackRock Latin America Fund, Inc.	0.25%	0.75%
BlackRock Long-Horizon Equity Fund	0.25%	0.75%
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Mid Cap Dividend Fund	0.25%	0.75%
BlackRock Multi-State Municipal Series Trust
BlackRock New Jersey Municipal Bond Fund	0.25%	0.75%
BlackRock New York Municipal Opportunities Fund	0.25%	0.75%
BlackRock Pennsylvania Municipal Bond Fund	0.25%	0.75%
BlackRock Municipal Bond Fund, Inc.
BlackRock High Yield Municipal Fund	0.25%	0.75%
BlackRock National Municipal Fund	0.25%	0.75%
BlackRock Short-Term Municipal Fund	0.25%	0.75%
BlackRock Municipal Series Trust
BlackRock Strategic Municipal Opportunities Fund	0.25%	0.75%
BlackRock Natural Resources Trust	0.25%	0.75%
BlackRock Series, Inc.
BlackRock International Fund	0.25%	0.75%
BlackRock Strategic Global Bond Fund, Inc.	0.25%	0.75%
FDP Series, Inc.
FDP BlackRock Capital Appreciation Fund	0.25%	0.75%

Name of Fund	Service/Account Maintenance Fee	Distribution Fee
FDP BlackRock Equity Dividend Fund	0.25%	0.75%
FDP BlackRock International Fund	0.25%	0.75%
FDP Series II, Inc.
FDP BlackRock CoreAlpha Bond Fund	0.25%	0.55%
Managed Account Series II
BlackRock U.S. Mortgage Portfolio	0.25%	0.75%

Agreed to and accepted as of April 10, 2019.

EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS FUNDS LISTED ABOVE

By:	/s/ John Perlowski
Name: John Perlowski
Title: President and Chief Executive Officer